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EXHIBIT (i)
             [John Hancock Mutual Life Insurance Company Letterhead]

                                  April 5, 2000

John Hancock Variable Series Trust I
John Hancock Place
P.O. Box 111
Boston, MA 02117

Trustees:

     This opinion is given in connection with the filing by John Hancock Variable Series Trust I, a Massachusetts business trust (the "Trust") of its Post-Effective Amendment No. 24 to its Registration Statement on Form N-1A (File No. 33-2081; the "Registration Statement") under the Securities Act of 1933 and the Investment Company Act of 1940, relating to an indefinite amount of its shares of beneficial interest, which includes thirty-one separate series (i.e., the Managed, Growth & Income, Equity Index, Large Cap Value, Large Cap Growth, Mid Cap Value, Mid Cap Growth, Small/Mid Cap Growth, Real Estate Equity, Small/Mid Cap CORE Equity, Small Cap Value, Small Cap Growth, Global Equity, International Balanced, International Equity Index, International Opportunities, Emerging Markets Equity, Short-Term Bond, Bond Index, Sovereign Bond, Global Bond, High Yield Bond, Large Cap Aggressive Growth, Fundamental Mid Cap Growth, International Equity, Aggressive Balanced, Large Cap Value CORE, Large/Mid Cap Value, Mid Cap Blend, Small/Mid Cap Value, and Money Market Funds). The Trust's shares of beneficial interest, including the thirty-one series of shares, are hereinafter referred to as the "shares".

     I have examined the Trust's Declaration of Trust, its By-Laws, the Registration Statement of its predecessor as originally filed on December
11, 1985, subsequent post-effective amendments and this Post-Effective Amendment No. 24, and such other records, certificates, documents and statutes that I have deemed relevant in order to render the opinion expressed herein.

     Based on such examination, I am of the opinion that:

     1. The Trust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

     2. The shares offered for sale by the Trust, when issued in the manner contemplated by this Post-Effective Amendment to its Registration Statement, will be legally issued, fully-paid and non-assessable.
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     I consent to the use of this opinion as Exhibit (i) to the Post-Effective
Amendment to the Registration Statement and to the use of my name in the Statement of Additional Information incorporated by reference into the Prospectus comprising a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ RONALD J. BOCAGE
                                       Ronald J. Bocage
                                       Vice President and Counsel